UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

FUSHI COPPERWELD, INC.

(Exact name of registrant as specified in charter)

Nevada	001-33669	13-3140715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TYG Center Tower B, Suite 2601 Dongsanhuan Bei Lu, Bing 2 Beijing, PRC 100027
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (011)-86-10-8447-8280

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 16, 2011, Fushi Copperweld, Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”) to vote on the following matters:

1.  Election of Directors

All of the following seven nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Li Fui	19,780,365	0	83,487	7,957,742
Joseph Longever	19,799,677	0	74,175	7,957,742
Wenbing Christopher Wang	19,060,340	0	813,512	7,957,742
Feng Bai	19,073,892	0	799,960	7,957,742
Barry Raeburn	19,803,093	0	70,759	7,957,742
Jiping Hua	19,081,142	0	792,710	7,957,742
John Francis Perkowski	19,079,454	0	794,398	7,957,742

2.           Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of KPMG as the independent auditors of the Company for the fiscal year ended December 31, 2011, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
27,768,221	62,524	849	0

3.           Advisory Vote on Executive Compensation

Stockholders approved the compensation paid to the Company’s named executive officers as disclosed in the 2011 Proxy Statement under “Executive Compensation” and discussed under “Compensation Discussion and Analysis” on an advisory basis, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
19,757,778	52,872	63,204	7,957,742

4.           Advisory Vote on Frequency of Executive Compensation

Stockholders recommended, by a non-binding vote, that the advisory vote to approve the compensation of the Company’s named executive officers should occur every year. The results of the vote were as follows.

Total votes for 1 year	Total votes for 2 year	Total votes for 3 year	Abstain	Broker Non-Votes
19,724,770	43,421	76,068	29,593	7,957,742

The Company’s Decision as to Say-on-Frequency

In light of the shareholders’ recommendation that that the advisory vote to approve the compensation of the Company’s named executive officers should occur every year, the Board has determined that the Company will hold the next advisory vote on the compensation of the Company’s named executive officers at the Company’s 2012 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSHI COPPERWELD, INC.

Date: June 21, 2011	By: /s/ Craig Studwell Name: Craig Studwell Title: Chief Financial Officer